EXHIBIT 12.1


CONTIFINANCIAL CORPORATION
EXHIBIT 12.1
COMPUTATION OF RATIOS

                                                 Years Ended March 31
                                    -------------------------------------------
                                      1992     1993     1994     1995     1996
RATIO OF EARNINGS TO FIXED CHARGES

  Summary
    Earnings                         19,707   17,078   42,334   77,895  197,996
    Fixed Charges                    12,686    6,529   12,124   29,635   74,770
                                    -------  -------  -------  -------  -------
    Ratio                              1.55     2.62     3.49     2.63     2.65
                                    =======  =======  =======  =======  =======

  Earnings
    Pretax Income                     7,765   12,149   35,286   56,988  12,6536
    Plus: Interest expense (4)(i)(A) 12,686    6,529   12,124   29,635   74,770
    Less:  Minority interest (3)(ii)   (744)  (1,600)  (5,076)  (8,728)  (3,310)
                                    -------  -------  -------  -------  -------
      Total "Earnings"               19,707   17,078   42,334   77,895  197,996
                                    =======  =======  =======  =======  =======

  Fixed Charges
                                    -------  -------  -------  -------  -------
    Interest expense (4)(i)(A)       12,686    6,529   12,124   29,635   74,770
                                    =======  =======  =======  =======  =======

PERCENTAGE OF INDEBTNESS TO TOTAL
  CAPITALIZATION

  Long-term debt                     60,311   12,463   49,846  114,907  324,000
                                    =======  =======  =======  =======  =======

  Total capitalization
    due to affiliates                60,311   12,463   49,846  114,907        0
    Notes payable                         0        0        0        0  324,000
    stockholders' equity             15,430   55,339   71,823   67,915  294,819
                                    -------  -------  -------  -------  -------
      total capitalization           75,741   67,802  121,669  182,822  618,819
                                    =======  =======  =======  =======  =======

  Ratio                               79.63%   18.38%   40.97%   62.85%   52.36%

PRE-TAX INTEREST COVERAGE RATIO

  Pretax Income                       7,765   12,149   35,286   56,988  126,536

  Interest Expense on Funded Debt     7,921    4,130    5,140   10,234   22,635

  Ratio                                1.98     3.94     7.86     6.57     6.59